EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A, of our report dated March 18, 2014, of Gulfstream Capital Corporation relating to the financial statements as of January 31, 2014 and January 31, 2013, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
     M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

March 18, 2014